                                                                   EXHIBIT 10.14

                                LEASE AGREEMENT


                                    between

                          AETNA LIFE INSURANCE COMPANY
                                   (Landlord)

                                      and

                               CIENA CORPORATION
                                    (Tenant)

                                 Airport Square
                            Anne Arundel County, MD


                                     INDEX

                 ARTICLE I                         TERM
                   Section 1.01                    Length
                   Section 1.02                    Confirmation
                   Section 1.03                    Options to Renew
                   Section 1.04                    Surrender
                   Section 1.05                    Holding Over

                 ARTICLE II                        RENT
                   Section 2.01                    Base Rent
                   Section 2.02                    Real Estate Taxes
                   Section 2.03                    Operating Expenses
                   Section 2.04                    When Due and Payable
                   Section 2.05                    Proration
                   Section 2.06                    Late Penalties
                   Section 2.07                    Security Deposit

                 ARTICLE III                       USE OF PREMISES
                   Section 3.01                    Use
                   Section 3.02                    Laws
                   Section 3.03                    Common Areas

                 ARTICLE IV                        INSURANCE/INDEMNIFICATION
                   Section 4.01                    Tenant's Insurance
                   Section 4.02                    Landlord's Insurance
                   Section 4.03                    Waiver of Subrogation
                   Section 4.04                    Indemnification

                 ARTICLE V                         IMPROVEMENTS TO PREMISES
                   Section 5.01                    Initial Improvements
                   Section 5.02                    Acceptance
                   Section 5.03                    Tenant's Alterations
                   Section 5.04                    Mechanics' Liens
                   Section 5.05                    Fixtures

                 ARTICLE VI                        MAINTENANCE AND SERVICES
                   Section 6.01                    Ordinary Services
                   Section 6.02                    Services and Utility Payments
                   Section 6.03                    Excessive Use
                   Section 6.04                    Maintenance by Tenant
                   Section 6.05                    Maintenance by Landlord
                   Section 6.06                    Interruption

                 ARTICLE VII                       RIGHT OF ENTRY
                   Section 7.01                    Right of Entry

                 ARTICLE VIII                      CASUALTIES
                   Section 8.01                    General
                   Section 8.02                    Substantial Destruction
                   Section 8.03                    Tenant's Negligence

                 ARTICLE IX                        CONDEMNATION
                   Section 9.01                    Right to Award
                   Section 9.02                    Effect of Condemnation
                   Section 9.03                    Interruption

                 ARTICLE X                         ASSIGNMENT/SUBLETTING
                   Section 10.01                   Actions Covered
                   Section 10.02                   Restrictions
                   Section 10.03                   Liability to Landlord
                   Section 10.04                   Excess Rents
                   Section 10.05                   Landlord's Transfers

                 ARTICLE XI                        RULES & REGULATIONS
                   Section 11.01                   Landlord's Rules

                 ARTICLE XII                       MORTGAGE LENDERS
                   Section 12.01                   Subordination
                   Section 12.02                   Written Agreement
                   Section 12.03                   Estoppel Certificate

                 ARTICLE XIII                      ENVIRONMENTAL COVENANTS
                   Section 13.01                   Definition
                   Section 13.02                   Prohibitions
                   Section 13.03                   Inspection
                   Section 13.04                   Indemnification
                   Section 13.05                   Representation

                 ARTICLE XIV                       DEFAULT AND REMEDIES
                   Section 14.01                   Defaults
                   Section 14.02                   Grace Period
                   Section 14.03                   Remedies
                   Section 14.04                   Damages
                   Section 14.05                   Landlord's Lien
                   Section 14.06                   Waiver of Jury Trial

                 ARTICLE XV                        QUIET ENJOYMENT
                   Section 15.01                   Covenant

                 ARTICLE XVI                       NOTICES
                   Section 16.01                   Notices

                   ARTICLE XVII                    GENERAL
                   Section 17.01                   Entire Agreement
                   Section 17.02                   Amendment
                   Section 17.03                   Applicable Law
                   Section 17.04                   Waiver
                   Section 17.05                   Time of Essence
                   Section 17.06                   Headings
                   Section 17.07                   Severability
                   Section 17.08                   Successors and Assigns
                   Section 17.09                   Commissions
                   Section 17.10                   Recordation
                   Section 17.11                   Perpetuities
                   Section 17.12                   Liability Limitation
                   Section 17.13                   Authority
                   Section 17.14                   Exhibits

                 Exhibit A                         Floor Plan of Premises
                 Exhibit B                         Site Plan of Property
                 Exhibit C                         Rules and Regulations

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease") is made this 1 day of November, 1996, by and between the AETNA LIFE INSURANCE COMPANY (the "Landlord") and CIENA CORPORATION (the "Tenant"), a Delaware corporation.

         WITNESSETH, that for good and valuable consideration, the Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, an agreed-upon amount of 96,566 rentable square feet of space shown on Exhibit A hereto (the "Premises"), comprising all of the rentable space in the office building (the "Building") which, together with 408 parking spaces adjacent to such Building, landscaping and other improvements, are shown on Exhibit B hereto and located at 920 Elkridge Landing Road in Anne Arundel County, Maryland (collectively the "Property"), all upon the following terms and conditions:

                                ARTICLE I - TERM

         Section 1.01 Length. This Lease shall be for a term (the "Term") which begins on that date (the "Commencement Date") which is the earlier of(i) March 1, 1997 (the "Target Date"), or (ii) 150 days after the first date on which the Tenant commences construction of the Space Improvements to the Premises as described in Section 5.01 below, subject to Section 5.01(A)(3) below. The Term shall expire on that date which is 10 years after such Commencement Date (the "Expiration Date"). In the event that the Tenant enters into occupancy of the Premises prior to the Commencement Date for any purpose, then all terms of this Lease shall apply to such occupancy, except that Tenant shall not be obligated to pay Base Rent or Real Estate Taxes (defined herein) for such period, and the Tenant's rental obligations shall be limited to the payment of any electricity or other utility charges incurred with respect to the Building and allocable to such period prior to the Commencement Date. In addition, to the extent that Tenant occupies the Premises prior to the Commencement Date for the purpose of conducting business therein, Tenant shall be obligated to pay the costs of snow removal, building repairs and landscaping, on-site maintenance and operations personnel, and electricity and other utilities used in connection with the common areas of the Building. All such utility and other costs for the period prior to the Commencement Date shall be paid by Tenant as Additional Rent (defined herein).

         Section 1.02 Confirmation. Landlord shall, within 30 days after the commencement of the Term, confirm to Tenant in writing the actual dates of the Commencement Date and the Expiration Date. In the event that Tenant disagrees with such dates as stated in the confirmation notice from Landlord,

Tenant shall, within 15 days after Landlord's notice, notify Landlord in writing as to Tenant's objections. If Tenant fails to so notify Landlord of any objection within this 15 day period, the dates set forth in the Landlord's notice shall govern for purposes of this Lease. If Tenant does notify Landlord of an objection within this 15 day period, the parties shall attempt to resolve the disagreement within 21 days after the Tenant's notice of objection. In the event that the parties are unable to agree within this 21 day period, then either party shall have the right to have the applicable dates determined by arbitration by giving written notice to the other before expiration of the 21 day period (an "Arbitration Notice"). If neither party delivers an Arbitration Notice before expiration of the 21 day period, then the dates set forth in the Landlord's initial notice shall govern for purposes of this Lease. If one of the parties does deliver an Arbitration Notice within the 21 day period, then Landlord and Tenant shall designate an independent party with experience in adjudicating at least one arbitration case (the "Arbiter"). The Arbiter shall conduct such hearings and investigations as he or she may deem appropriate but, in all events, reach a decision binding on the parties within 30 days after being designated. Furthermore, in the case of any such dispute regarding the Commencement Date and Expiration Date, Tenant shall not withhold payments of rent or other charges hereunder, and any Base Rent paid but ultimately attributable to the period before the actual Commencement Date as determined by the Arbiter shall be applied toward the next installment of Base Rent due hereunder. Landlord and Tenant shall divide evenly the fees of the Arbiter incurred during the foregoing procedures.

         Section 1.03 Options to Renew. Tenant shall have two successive options to renew the Term of the Lease commencing upon its expiration for an additional period of 5 years each (each a "Renewal Term," which shall be deemed to be part of the Term), subject to the following terms:

                          (A)     Tenant's options to renew shall apply to the
entire Premises and not any lesser portion thereof.

                          (B)     In order to exercise each such option to
renew the Lease, Tenant must give Landlord written notice of its election to renew not earlier than 365 days and not later than 330 days before the expiration of the then-current Term. If the applicable option is exercised in accordance with the terms of this section, the Renewal Term shall be under all of the same terms and conditions as are contained in the Lease, except that the Base Rent applicable during the Renewal Term shall be at the then-prevailing market rate of rent and all other charges for comparable office space in the area of the Baltimore-Washington International Airport, taking into account any and all factors (e.g., condition of space and improvements, parking and other facilities, location of the Building, length of term, Tenant's needs as a large user of space, etc.). If Tenant exercises the applicable option by the time required above, then Landlord shall notify Tenant in writing of the market rate of Base Rent to apply during the Renewal Term, as determined by real estate brokers or other professionals selected by Landlord, within 15 days after Tenant's notice of exercise. Landlord shall accompany such notice with backup information as to the analysis on which such determination of the market rate is based.

                          (C)     With respect to either of the foregoing
options to renew, if Tenant does not accept Landlord's determination of the market rate of Base Rent contained in the Landlord's notice, then Tenant shall notify Landlord of this fact in writing within 15 days after the Landlord's notice. If Tenant so notifies Landlord within this 15 day period, then the parties shall attempt to resolve their differences regarding the Landlord's figure and agree upon the market rate of Base Rent within 30 days after the Tenant's notice of non-acceptance. In the event that the parties cannot agree upon the market rate within this 30 day period, then the Tenant shall have the right, upon written notice to Landlord given prior to the expiration of such 30 day period, to either (1) rescind the exercise of the applicable option, in which case the option shall be null and void, or (2) elect to have the market rate determined by arbitration as described in subsection (D) below. If the Tenant fails to notify the Landlord that it does not accept the Landlord's determination of the market rate within the period of 15 days after the Landlord's initial notice as described above, or if the Tenant does so notify the Landlord but Tenant does not either rescind the option or elect to have the market rate determined by arbitration within the 30 day period described above (and the parties are unable to agree upon the market rate in this period), then the figure for the market rate set forth in the Landlord's initial notice to the Tenant shall govern for the Renewal Term.

                          (D)     If with respect to either of the options
described above, Tenant elects to have the market rate of Base Rent to apply during the Renewal Period determined by arbitration, the market rate of Base Rent shall be established by a panel of 3 licensed real estate brokers, each of whom shall have a minimum of 7 years of experience in the commercial real estate brokerage business in the region in which the Building is located. One such broker shall be selected by Landlord within 7 days after Tenant's election of arbitration, one such broker shall be selected by Tenant within the same 7 day period, and the third such broker shall be selected by the first two within 7 days after the first two are so selected. Each broker, within 21 days after the third broker is selected, shall submit his or her determination of the market rate of Base Rent, which shall be based on the criteria described in subsection (B) of this section above, and the average of the two closest determinations shall be binding on the parties for purposes of calculating Base Rent during the Renewal Period. Landlord and Tenant shall each pay any fee of the broker selected by it, and they shall share equally the payment of any fee of the third broker.

                          (E)     If Tenant fails to give notice exercising
either option to renew by the date required herein, or if at the time Tenant exercises either such option or at the beginning of the applicable Renewal Term there is an uncured Event of Default under this Lease, or if this Lease is assigned by Tenant or the Premises sublet in whole or in part to any third party which is not a parent, subsidiary or other affiliate of Tenant, then Tenant's right and option to renew shall be automatically terminated and of no further force or effect.

         Section 1.04 Surrender. The Tenant shall at the expiration of the Term or any earlier termination of this Lease (a) promptly surrender to the Landlord possession of the Premises, including any fixtures or other improvements which under the provisions of this Lease are property of the Landlord, all in good order and repair (ordinary wear and tear and damage by casualty or condemnation excepted) and broom clean, (b) remove therefrom the Tenant's signs, goods and effects and any machinery, trade fixtures and equipment used in conducting the Tenant's trade or business and not owned by the Landlord, and (c) repair any damage to the Premises or the Building caused by such removal.

         Section 1.05 Holding Over. Upon the Expiration Date, this Lease shall become a month-to-month tenancy, terminable upon 30 days' prior written notice by either party, for up to 3 months following the Expiration Date. Any occupancy of the Premises after the Expiration Date shall be subject to all of the same terms and conditions as are contained in this Lease, except that the rental payable for up to the first three months of any such occupancy shall be equal to the amount of all Rent which was last in effect during the Term and thereafter equal to one and one-half times the amount of all Rent which was last in effect during the Term. Nothing in the foregoing shall be deemed in any way to limit or impair the Landlord's right to immediately evict the Tenant or exercise its other rights and remedies under the provisions of this Lease or applicable law on account of any occupancy of the Premises past the period provided in this Lease, including the collection of consequential and other damages, on account of the Tenant's occupancy of the Premises without having obtained Landlord's prior consent.

                               ARTICLE II - RENT

         Section 2.01 Base Rent. Tenant shall pay a minimum annual rental in each one-year period during the Term hereof which shall be referred to hereinafter as "Base Rent." Base Rent shall be calculated and increased for each such year as follows:

                          (1)     Base Rent for the 1st one-year period in the
Lease Term shall be the sum of $1,221,559.90, representing $12.65 per rentable square foot of the Premises.

                          (2)     Base Rent for the 2nd one-year period in the
Lease Term shall be the sum of $1,245,701.40, representing $12.90 per rentable square foot of the Premises.

                          (3)     Base Rent for the 3rd one-year period in the
Lease Term shall be the sum of $1,269,842.90, representing $13.15 per rentable square foot of the Premises.

                          (4)     Base Rent for the 4th one-year period in the
Lease Term shall be the sum of $1,293,984.40, representing $13.40 per rentable square foot of the Premises.

                          (5)     Base Rent for the 5th one-year period in the
Lease Term shall be the sum of $1,318,125.90, representing $13.65 per rentable square foot of the Premises.

                          (6)     Base Rent for the 6th one-year period in the
Lease Term shall be the sum of$1,414,691.90, representing $14.65 per rentable square foot of the Premises.

                          (7)     Base Rent for the 7th one-year period in the
Lease Term shall be the sum of $1,438,833.40, representing $14.90 per rentable square foot of the Premises.

                          (8)     Base Rent for the 8th one-year period in the
Lease Term shall be the sum of$1,462,974.90, representing $15.15 per rentable square foot of the Premises.

                          (9)     Base Rent for the 9th one-year period in the
Lease Term shall be the sum of~1,487,1 16.40, representing $15.40 per rentable square foot of the Premises.

                          (10)    Base Rent for the 10th one-year period in the
Lease Term shall be the sum of$1,51 1,257.90, representing $15.65 per rentable square foot of the Premises.

         Section 2.02 Real Estate Taxes. Commencing on July l, 1998, Tenant shall pay to Landlord in each year of the Term the amount, if any, by which the Real Estate Taxes (defined below) applicable to the Property in each such year exceeds the Base Real Estate Taxes (defined below). The term "Real Estate Taxes" shall be construed to mean any and all real property taxes, assessments, sewer rates, ad valorem charges, rents and charges, front foot benefit charges, all other governmental impositions in the nature of any of the foregoing (but only to the extent attributable to the unexpired Term of this Lease), and all costs and expenses (including attorneys' fees and costs of court or other proceedings) incurred in contesting property tax assessments or any other such governmental impositions. The "Base Real Estate Taxes" shall be the Real Estate Taxes imposed in connection with the Building and the Property and applicable in the first year following execution of this Lease during which the Building is assessed taking into account full (or near-full) occupancy, which year is expected to be the 7/1/97-6/30/98 tax/fiscal year. Tenant shall not be entitled to any credit or rebate in the event Real Estate Taxes during any one year in the Term are lower than the Base Real Estate Taxes. Upon request of Tenant, Landlord shall appeal any new assessment of the Building for real estate tax purposes or, in the event Landlord declines to file such an appeal, permit Tenant to conduct such an appeal through its own counsel or other representatives at Tenant's expense. Tenant shall be entitled to participate in any appeal which is conducted by Landlord. Any refunds of Real Estate Taxes garnered in an appeal, to the extent representing taxes previously paid by Tenant as Additional Rent, shall be paid to Tenant.

         Section 2.03 Operating Expenses. Commencing on January l, 1998, Tenant shall pay to Landlord in each year of the Term the amount by which the Operating Expenses (defined below) for each such year exceed the Base Operating Expenses (defined below). "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature incurred in connection with the ownership, management, maintenance, repair and operation of the Building and Property, including but not limited to the following: (l) cost of wages and salaries of all employees engaged in the operation and maintenance of the Building and surrounding grounds and common areas, including but not limited to payroll taxes, insurance and benefits, provided that such amounts shall be prorated to the extent any such employees work on projects other than the Property; (2) cost of all supplies and materials used in the operation, maintenance and repair of the Building and all other portions of the Property;
(3) cost of water and sewer service to the Building; (4) costs incurred under all maintenance and service agreements for the Building, including but not limited to access control, energy management services, window cleaning, elevator maintenance and landscaping; (5) cost of insurance relating to all of such property, including but not limited to the cost of casualty and liability insurance; (6) cost of repairs and general maintenance to the Building; (7) all property management fees and expenses; (8) out-of-pocket cost of audit and accounting services, if any, incurred in the calculation and billing of Additional Rent; (9) the costs of any improvements required or made necessary by law or changes in law first enacted after the date of this Lease, provided that capital expenditures for any such costs are amortized in accordance with generally accepted accounting principles ("GAAP") at such rates as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements or, if no such funds were borrowed, at such reasonable rates as are not in conflict with GAAP; and (10) cost of any capital improvements made to the Building that, in Landlord's reasonable judgment, will reduce other operating expenses or increase energy efficiency, provided such costs are amortized in accordance with GAAP at such rates as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements or, if no such funds were borrowed, at such reasonable rates as are not in conflict with GAAP, and further provided that the amount charged in any one year shall not exceed the Landlord's estimate of the savings to be achieved. For purposes of this provision, Operating Expenses shall not include
(a) the cost of capital improvements (except as expressly provided above), (b) the costs of tenant improvements within tenant spaces, (c) ground rent or debt service, (d) depreciation, (e) the cost of electricity and any other utility which Tenant is obligated to pay pursuant to Section 6.02 below, (f) the cost of janitorial and any other service which Tenant is obligated to provide and pay in its entirety, (g) income, excess profits, franchise or other taxes imposed on or measured by the income of Landlord from the Building, (h) any cost for which Landlord is reimbursed by proceeds of insurance, condemnation award, service contract refund, credit or warranty, (i) any testing, remediation or other cost incurred in connection with the storage, use, placement or other handling of Hazardous Materials (defined herein) at the Property by Landlord at any time or by any other party if prior to the date hereof, (j)any fines or penalties imposed upon Landlord due to any violation of laws which is the fault of Landlord, (k) costs and expenses associated with the operation of the business of the legal entity or entities which constitute the Landlord (as opposed to operation of the Building), or (l) if property management services are provided by an affiliate of the Landlord, then any compensation to such party which is in excess of the fees which would be reached through arms- length bargaining. The "Base Operating Expenses" shall be the Operating Expenses applicable during the calendar year 1997. Tenant shall not be entitled to any credit or rebate in the event Operating Expenses in any one year during the Term are lower than the Base Operating Expenses.

         Section 2.04     When Due and Payable.

                          (A)     All rental obligations set forth in the
foregoing provisions and elsewhere in this Lease, except for Base Rent, shall be referred to hereinafter as "Additional Rent." All Base Rent and Additional Rent are sometimes hereinafter together referred to as "Rent."

                          (B)     The Base Rent for each year (or part thereof)
during the Term shall be due and payable in 12 consecutive, equal monthly installments, in advance, on the first day of each calendar month during the Term, provided that the installment of Rent for the first full calendar month of the Term shall be due upon execution of this Lease.

                          (C)     Tenant shall pay all Additional Rent within
30 days after being billed therefor by Landlord. However, Landlord may, at its discretion, (a) make a reasonable estimate of the Additional Rent which may become due for any year in the Term, (b) require the Tenant to pay to the Landlord such Additional Rent in equal installments at the time and in the manner that the Tenant is required hereunder to pay monthly installments of Base Rent, and (c) at the Landlord's reasonable discretion, increase or decrease during such year the amount initially estimated for such year, all by giving the Tenant written notice thereof. In such event, the Landlord shall cause the actual amount of such Additional Rent to be calculated within 120 days after the end of each such year, and the Tenant or the Landlord shall within 30 days pay to the other the amount of any deficiency or overpayment, whichever the case may be.

                          (D)     Landlord shall have the right to apply any
payment of Rent by Tenant to any amounts outstanding in any order in Landlord's sole discretion. Acceptance by Landlord of any partial payment of Rent shall not be deemed a waiver or satisfaction of the Tenant's obligation to pay all remaining amounts of Rent hereunder, which shall remain due in their entirety according to the terms of this Lease.

         Section 2.05 Proration. All items of Rent shall be prorated for any month during the Term which is not a full calendar month or in which two different rental rates are applicable. If only part of any calendar year falls within the Term, the amount computed as Additional Rent for such calendar year under the foregoing provisions of this section shall be appropriately prorated, but the expiration of the Term before the end of a calendar year shall not limit the Tenant's obligation hereunder to pay the prorated portion of Additional Rent applicable to that portion of such calendar year falling within the Term.

         Section 2.06 Late Penalties. Each such payment of Rent shall be made promptly when due, without any demand, deduction or setoff whatsoever, at the place directed by Landlord. Any payment of Rent not made within 3 days after the date due shall bear interest at the rate of 12% per annum from the due date until paid. Additionally, any payment of Rent not paid within 10 days of when due shall be considered delinquent and subject to a late payment charge, for each occurrence of delinquency, of 5% of the amount overdue and payable. This late payment charge shall be in addition to the interest provided for above and shall be due and payable with the next succeeding Rent payment. Notwithstanding the foregoing, no interest or late charge shall be imposed with respect to the first delinquency in each calendar year unless such delinquency continues for a period of 10 days after written notice from Landlord given in accordance with the provisions for the giving of notices hereunder. The obligation to pay Rent for the periods in the Term of this Lease shall survive termination of this Lease.

         Section 2.07 Security Deposit. Upon signing this Lease, Tenant shall submit to Landlord a cash payment in the amount of $397,384.82, which shall be retained by the Landlord as a security deposit securing the Tenant's payment of Rent and performance of all of its other obligations under the provisions of this Lease. On the occurrence of an Event of Default (as defined herein), the Landlord shall be entitled, at its sole discretion, to apply any or all of such sum in payment of any Rent then due and unpaid, any expense incurred by the Landlord in curing any such default, and/or any damages incurred by the Landlord by reason of such default (including but not limited to attorneys' fees), in which event Tenant shall immediately restore the amount so applied. However, the foregoing shall not serve in any event to limit the rights, remedies and damages accruing to Landlord under Article XIV or any other provision of this Lease on account of an Event of Default by Tenant. The security deposit shall not be applied to payments of Rent hereunder, except that portions of the security deposit which are not then applied on account of a default by Tenant may be credited to Rent as follows: (l) an amount of $97,895.19 shall be applied to the monthly installment of Base Rent for the 1st month of the Term, (2) an amount of $99,829.88 shall be applied to the monthly installment of Base Rent for the 24th month of the Term, (3) an amount of $101,764.56 shall be applied to the monthly installment of Base Rent for the 36th month of the Term. Such security deposit shall not bear interest while being held by the Landlord hereunder, except that the amounts referenced in clauses (2) and (3) of the immediately preceding sentence shall be held in a separate, interest bearing account at a bank selected by Tenant (and subject to Landlord's reasonable approval) until applied in accordance with this paragraph, with the Tenant paid any interest thereon concurrent with such application, but with the Landlord making no warranties or assurances as to the amount of interest which will accrue. Any amount of the security deposit remaining at the end of the Term and not applied pursuant to the foregoing provisions shall be returned to Tenant.

                         ARTICLE III - USE OF PREMISES

         Section 3.01 Use. The Tenant shall use the Premises as a business office, including research, development and optical/electronic laboratory functions (which may include passive optical component design, development and production), subject to all applicable zoning and other laws and title covenants, and for no other purposes.

         Section 3.02 Laws. Landlord hereby represents to Tenant that (a) the Building is located in a W-1 (light industrial) district for purposes of zoning designation by Anne Arundel County, Maryland, and (b) to Landlord's knowledge, the Building is not in violation of any title covenants applicable to the Building. Landlord shall be responsible for the compliance of all portions of the Property exterior to the Building, the roof and structural supports of the Building, and all common areas at the Building (i.e., the building lobby, entrances and exits, elevators, elevator lobbies and restrooms) with any and all federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act, zoning laws and title covenants, which are applicable thereto, and Landlord shall make any changes or improvements to the portions of the Property exterior to the Building and the common areas of the Building which are required by any such laws. Tenant shall comply with any and all federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act, zoning laws and title covenants, which are applicable to the Premises, to the Tenant's use of the Premises or to Tenant's use of any common areas of the Property, and Tenant shall make any changes or improvements to the Premises which are required by any such laws, subject to Section 5.03 hereof.

         Section 3.03 Common Areas. The Landlord hereby grants to the Tenant a non-exclusive license to use (a) all elevators, lobbies, restrooms and any other common areas of the Building, and (b) all parking facilities and other portions of the grounds on which the Building is located which are manifestly designed and intended for common use by the occupants of the Building, for pedestrian ingress and egress to and from the Premises and for vehicular ingress and egress to and from the parking facilities. Such license shall be exercised in common with the Landlord and other tenants (if any) and their respective employees and invitees and in accordance with the reasonable Rules and Regulations promulgated from time to time pursuant to the provisions of Article XI.

                     ARTICLE IV - INSURANCE/INDEMNIFICATION

         Section 4.01 Tenant's Insurance. The Tenant shall procure and maintain, at its expense and throughout the Term, the following insurance:

                          (a)     Commercial general liability insurance which
(l) insures against claims for bodily injury, personal injury, advertising injury and property damage arising from the use, occupancy or maintenance of the Premises or any other portion of the Property by Tenant or any of its agents, employees, contractors, invitees and licensees, (2) insures without exclusion damage or injury arising from heat, smoke or fumes from a hostile fire, (3) has limits of not less than (i) $1,000,000 per occurrence, (ii) $2,000,000 general aggregate per location, (iii) $2,000,000 products and completed operations aggregate, (iv) $1,000,000 for personal and advertising injury liability, (v) $50,000 for fire damage legal liability, and (vi) $5,000 for medical payments, which minimum limits may be increased if recommended by Landlord's consultants or other insurance professionals (but not more frequently than once in any three year period), (4) includes blanket contractual liability and broad form property damage liability coverage, and
(5) contains a standard separation of insureds provision;

                          (b)     Business auto liability insurance which
insures against bodily injury and property damage claims arising out of ownership, use or maintenance of any hired and non- owned auto with a combined single limit per accident of not less than $1,000,000;

                          (c)     Worker's compensation in statutory limits and
employer's liability insurance with limits of not less than $100,000 for each accident, $100,000 for each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease;

                          (d)     Umbrella excess liability insurance, in
addition to and in excess of the commercial general liability, business auto liability and employer's liability insurance described above, which insures against claims for bodily injury, personal injury, advertising injury and property damage and having limits of not less than (i) $5,000,000 per occurrence, and (ii) $5,000,000 for the annual aggregate; and

                          (e)     All-risk property insurance covering all of
Tenant's personal property, inventory, equipment, fixtures, alterations and improvements at the Premises up to the replacement value of such property.

                          Each liability insurance policy described above
(except employer's liability policies) shall name Landlord, Landlord's agent and advisor, Landlord's property manager, and any Mortgagees (defined in Section 12.01 below), and expressly including any trustees, directors, officers, employees or agents of any such entities, all as additional insureds. All such policies shall (i) be issued by insurers licensed to do business in the state in which the Property is located, (ii) be issued by insurers with a current rating of "A-" "VIII" or better in Best's Insurance Reports, (iii) be primary without right of contribution from any of Landlord's insurance, (iv) be written on an occurrence (and not claims-made) basis, and (v) be uncancellable without at least 30 days' prior written notice to the Landlord and any Mortgagee. At least 15 days before the Commencement Date (or, if earlier, the date Tenant first enters into the Premises for any reason), Tenant shall deliver to the Landlord certificates of insurance satisfactory to Landlord for each such policy required above. Within 10 days after any such policy expires, Tenant shall deliver to the Landlord a certificate of renewal evidencing replacement of the policy. The limits of insurance required by this Lease or as otherwise carried by Tenant shall not limit the liability of Tenant or relieve Tenant of any obligations under this Lease, except to the extent provided in any waiver of subrogation contained in this Lease. Tenant shall have sole responsibility for payment of all deductibles.

         Section 4.02 Landlord's Insurance. The Landlord shall maintain throughout the Term all-risk or fire and extended coverage insurance upon the Building in an amount equal to the full replacement value thereof (or, in lieu thereof and if Landlord is an insurance entity, a specified plan of self-insurance). If provided by independent entity, such policy shall (i) be issued by an insurer licensed to do business in the state in which the Property is located, (ii) be issued by an insurer with a current rating of "A-" "VIII" or better in Best's Insurance Reports, and (iii) be written on an occurrence (and not claims-made) basis. The premiums for such insurance for 1997 and beyond and of each endorsement thereto shall be deemed to be part of the Operating Expenses for purposes of Section 2.03 hereof. Furthermore, Tenant shall pay, as Additional Rent and as billed by Landlord, the entire amount of any increase in premiums for any insurance obtained by Landlord which occurs solely due to the particular use of the Premises by Tenant.

         Section 4.03 Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each waives all rights to recovery, claims or causes of action against the other and the other's agents, trustees, officers, directors and employees on account of any loss or damage which may occur to the Premises, the Property or any improvements thereto or to any personal property of such party to the extent such loss or damage is caused by a peril which is required to be insured against under this Lease, regardless of the cause or origin (including negligence of the other party). Landlord and Tenant each covenants to the other that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against the other party. Tenant covenants to Landlord that all policies of insurance maintained by Tenant respecting property damage shall permit such waiver of subrogation. Landlord covenants to Tenant that all policies of insurance maintained by Landlord permit such waiver of subrogation.

         Section 4.04 Indemnification. Tenant hereby agrees to indemnify and hold Landlord and Landlord's agents and advisors harmless from and against any cost, damage, claim, liability or expense (including attorney's fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from Tenant's use and occupancy of the Premises, except that which arises due to the negligence or intentional misconduct of the Landlord or its employees or agents. Furthermore, Tenant hereby releases and absolves Landlord from any liability for theft, damage or other loss which is caused by any third party which is not the Landlord in connection with any furniture, fixtures, machinery, equipment, inventory or other personal property of any kind belonging to Tenant or to any of its employees, agents, invitees or licensees.

                      ARTICLE V - IMPROVEMENTS TO PREMISES

         Section 5.01     Initial Improvements.

                          (A)     Landlord shall make certain improvements at
the Building as follows:

                                  (l)      Landlord shall (a) renovate, repair
or replace (as necessary) any damaged or deteriorated structural, mechanical, electrical and plumbing systems in the Building, including without limitation the lobby/atrium, elevators, restrooms, exits and exitways, and other common areas, to a good working order and condition, and (b) bring such structural, mechanical, electrical and plumbing systems into full compliance with all fire, life safety and handicap codes of all federal, state and local authorities having jurisdiction over the Building and Property. The Landlord will repair or replace (as necessary) the base building mechanical systems (i.e., the rooftop compressors and condensers of the HVAC system at the Building, the air handlers of the HVAC system at the Building, and the electric baseboard heating system), excluding ductwork distribution and any load requirements in excess of the base building service. Such improvements by Landlord will include replacement of defective or damaged glass, roof repairs (as needed), improvements to the parking lot (subject to seasonal conditions), and initial landscaping. In addition, within 30 days after the date hereof Landlord shall demolish interior partitions sufficient for the Tenant to construct the Space Improvements described in subsection (B) of this section below. All of the foregoing work shall be referred to hereinafter as the "Landlord's Work."

                                  (2)      Landlord shall pay any and all costs
of the Landlord's Work.

                                  (3)      Landlord shall use commercially
reasonable efforts to complete the Landlord's Work on or before the Target Date set forth in Section 1.01 hereof, but Landlord shall have no liability to the Tenant hereunder if prevented from doing so due to strike or other labor troubles, governmental restrictions, failure or shortage of utility service, national or local emergency, accident, flood, fire or other casualty, adverse weather condition, other act of God, or any other cause beyond the Landlord's reasonable control. In such event, the Commencement Date and Expiration Date shall be postponed for a period equaling the length of such delay. However, if any delay in completion of the Landlord's Work is caused by Tenant, then Tenant shall commence all of its obligations hereunder (including the payments of Rent), and all terms herein shall be effective and binding, on that date reasonably calculated by Landlord or its contractor as the date on which Landlord would have substantially completed the Landlord's Work if not for such delay.

                                  (4)      Landlord's Work shall be in
compliance with any and all federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act and building codes of Anne Arundel County.

                          (B)     Tenant shall make certain improvements to the
Premises in order to prepare the Premises for occupancy by Tenant (the "Space Improvements"), all to be paid for as provided in subsection (C) of this section below. Such Space Improvements shall be designed and constructed in accordance with the following procedures:

                                  (1)      Tenant shall promptly after
execution of this Lease engage an architect to prepare plans and specifications of the Space Improvements for Landlord's review and approval. Such plans and specifications shall be submitted to Landlord within 30 days after the date hereof, and Landlord shall review and either approve or notify Tenant of proposed changes thereto within 10 days after receiving such plans. Landlord agrees to not unreasonably withhold its approval of Tenant's plans and specifications, and Tenant agrees to make any changes to such plans and specifications reasonably requested by Landlord. However, with respect to any alterations to the Building exterior proposed by Tenant, Landlord shall have the right in its sole and absolute subjective discretion to require modifications or, in the absence thereof, withhold consent on the basis of aesthetic considerations.

                                  (2)      Promptly after the plans and
specifications have been finalized, Tenant shall solicit bids and enter into written contracts with a contractor or contractors for the construction of such improvements and with other professionals for appropriate services in connection therewith. The contractor(s) and professional(s) so engaged by Tenant shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Additionally, each of Tenant's contract(s) with contractor(s) shall provide for, at minimum, a retainage or holdback of 10% of the total cost of the contract until 75% completion of the work, and 5% of the total cost of the contract thereafter, and shall require dual obligee surety bond(s) guaranteeing full payment and performance of the contract.

                                  (3)      Prior to commencing construction,
Tenant shall obtain all building and other permits or licenses required by law for the Space Improvements, and promptly after completion of such work (provided that Landlord has completed the Landlord's Work), Tenant shall procure a certificate of occupancy for the Premises from the applicable governmental authorities.

                                  (4)      All such construction shall be
supervised and, if necessary, managed by Landlord through its representative(s), the cost of which services shall be paid for as provided in subsection (C) of this provision below. Tenant shall at all times permit Landlord and its representative(s) to inspect the Premises and the Tenant's improvement work during construction.

                                  (5)      The Space Improvements shall be in
compliance with any and all federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act and building codes of Anne Arundel County.

                                  (6)      As stated in Section 1.01 hereof,
Tenant and its agents and contractors shall have the right to enter the Premises prior to the Commencement Date for such construction purposes, provided that prior to any such entry Tenant shall have obtained the insurance required under Article IV hereof, and its contractors shall have obtained such liability, workmen's compensation and other insurance as is reasonably acceptable to Landlord. However, any delays in Tenant's completion of such improvements beyond the Target Date set forth in Section 1.01 shall not delay the Commencement Date, which shall be determined as set forth in Section 1.01.

                          (C)     All costs and expenses of designing and
constructing the Space Improvements described in subsection (B) above shall be paid as follows:

                                  (1)      Landlord shall provide and pay an
allowance (the "Allowance") of $20.10 per square foot of the Premises towards
(i) the costs of designing the Space Improvements and preparing plans and specifications therefor, and (ii) the costs of constructing the Space Improvements, including but not limited to all fees, costs and expenses paid under construction contracts and subcontracts, a supervision and management fee of $0.40 per rentable square foot of the Premises, costs and expenses, the costs of materials, supplies, permits and other items, and any other out-of-pocket expenditures incurred in any connection with such construction. Such Allowance shall not be paid for the Landlord's Work or for any other costs or purposes. Landlord represents to Tenant that Landlord has sufficient funds or credit available to pay the Allowance in its entirety.

                                  (2)      Tenant shall pay any and all costs
of designing and constructing the Space Improvements which are in excess of the Allowance.

                                  (3)      Landlord shall disburse the
Allowance in installments to pay for completed work, and directly to the professionals, contractors and other parties performing work on the Space Improvements, upon presentation for each disbursement of (i) a requisition substantially in the form of AlA Requisition Forms G702 and G703, including a description of all completed work for which payment is requested, the amount requested with a breakdown by each trade comprising the work, and the percentage of the entire project completed after taking into account all such work, (ii) approval by Landlord's construction manager of the requisition,
(iii) conditional lien waivers from all parties for whom such payment is requested releasing all liens which may arise on account of the work performed by such parties to the date of the request for payment, and (iv) unconditional lien waivers covering all work up to and including the immediately preceding payment. Each disbursement of a portion of the Allowance shall be made within 21 days after presentation of the required items. With respect to each contract or subcontract item comprising part of the Space Improvements, a retainage of 10% shall be withheld from the applicable disbursements until such contract or subcontract item is 75% complete, at which time the retainage with respect to such item shall be reduced to 5%, with the retainage to be fully paid and disbursed upon (i) completion of the Space Improvements as required by the applicable contract(s), (ii) delivery of unconditional lien waivers as described above for all work comprising the improvements, and (iii) issuance of a certificate of occupancy or other applicable approval by the local authorities permitting occupancy of the Premises by Tenant for business (unless any delay in issuance of the certificate of occupancy is solely due to the failure of the Landlord to complete the Landlord's Work, in which event this item (iii) shall not apply).

         Section 5.02 Acceptance. Except for the Landlord's Work which is to be completed as is described in Section 5.01(A) above, Tenant acknowledges that it shall be leasing the Premises hereunder "as-is" without warranty or representation of any kind except as may be expressly stated in this Lease.

         Section 5.03 Tenant's Alterations. The Tenant shall not make any alteration, addition or improvement to the Premises, whether structural or nonstructural and including any signs or other items which may be visible from the exterior of the Premises (but not including any interior cosmetic or decorative alterations), without the Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall provide such drawings, plans and specifications as are requested by Landlord in reviewing any such proposed improvements. Landlord agrees to respond to any request for approval within 15 days after receipt of all plans and information relevant thereto; however, Landlord shall have the right to place conditions upon the granting of its approval of any alteration or improvement, including but not limited to requirements that the work be performed only by bonded contractors or that Landlord itself perform the work with the Tenant to reimburse Landlord's out-of-pocket costs of the alteration or improvement. If the Landlord consents to any such proposed alteration, sign, addition or improvement, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as to not unreasonably interfere with the use and enjoyment of the remainder of the Property by any other tenant (if any). If Landlord requires that Landlord itself perform the work, the requisite contract(s) shall be based on competitive bidding by contractors reasonably acceptable to Tenant. All such alterations, signs and improvements shall comply in all respects with any and all applicable federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act and regulations promulgated thereunder, as well as any applicable zoning laws and title covenants. Furthermore, Tenant shall indemnify Landlord from all damages, losses or liability arising from such alterations or improvements or the construction thereof by Tenant or by any other party other than Landlord.

         Section 5.04 Mechanics' Liens. The Tenant shall (a) within 15 days after notice thereof, bond or have released any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, the Building, or any other property owned or leased by the Landlord by reason of labor or materials provided for the Tenant or any of its contractors or subcontractors, or otherwise arising out of the Tenant's use or occupancy of the Premises, and (b) defend, indemnify and hold harmless the Landlord against and from any and all liability or expense (including but not limited to attorneys' fees) incurred by the Landlord on account of any such lien or claim.

         Section 5.05 Fixtures. Any and all improvements, repairs, alterations or other property affixed or attached to the Premises or Building by the Landlord or the Tenant shall, immediately on the completion of their installation, become the Landlord's property without payment therefor by the Landlord, except that any furniture, appliances and office equipment installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property) shall remain the Tenant's property.

                     ARTICLE VI - MAINTENANCE AND SERVICES

         Section 6.01 Ordinary Services. Landlord shall make heating and air-conditioning for the comfortable use and occupancy of the Premises available 24 hours per day, 365 days per year. In addition, Landlord shall make available (a) electricity and water suitable for the use of the Premises in accordance with the provisions of Section 3.01, and (b) automatic elevator service within the Building. Any repairs or replacements necessary for the foregoing services shall be made during business hours unless after-hours work is required in order to minimize disruption to the Tenant's business. Tenant shall have access to the Premises 24 hours a day, 365 days per year.

         Section 6.02 Services and Utility Payments. Tenant shall pay directly to the supplier all costs and charges for all electricity which is consumed at the Building.

         Section 6.03 Excessive Use. The Tenant shall not, without first obtaining the Landlord's written consent thereto, install within the Premises any electrical machinery, appliances or equipment which uses electrical current in excess of that which is standard for the Building. Landlord shall not unreasonably withhold its consent but may require dedicated lines or other protection against electrical overload.

         Section 6.04 Maintenance by Tenant. The Tenant shall at all times and at its own expense maintain the interior of the Premises in good, clean and safe repair and condition, ordinary wear and tear and damage by casualty or condemnation excepted. In addition, Tenant shall be responsible for (i) regular interior window washing, cleaning, vacuuming and other janitorial services and supplies in connection with the Building, and (ii) the collecting and removing of trash and debris from the Building to sealed containers.

         Section 6.05 Maintenance by Landlord. The Landlord shall keep in good order and repair (a) the roof and other structural portions of the exterior of the Building, including exterior window washing not less than twice per year, (b) the lobbies, restrooms and other common areas of the Building,
(c) the base building heating, ventilating, air-conditioning, plumbing and electrical facilities, and (d) the parking areas at the Property.

         Section 6.06 Interruption. The Landlord shall have no liability to the Tenant on account of any failure, modification or interruption of electricity, water or other utility or HVAC or other service, but in the event of interruption Landlord shall use its best efforts to provide for the resumption of such service to the extent the same is within Landlord's control. Notwithstanding anything herein to the contrary, if the interruption in any service continues for a period of 5 days due to the fault of Landlord, and the Premises are rendered untenantable thereby, then all Rent shall abate thereafter until the applicable service is restored.

                          ARTICLE VII - RIGHT OF ENTRY

         Section 7.01 Right of Entry. Landlord and its agents and contractors shall be entitled to enter the Premises (a) at any time to inspect the Premises, (b) at any time to exhibit the Premises to any existing or prospective purchaser or mortgagee thereof, (c) at any time to make any alteration, improvement or repair to the Building or the Premises which Landlord is obligated to make hereunder, (d) at any time for any other purpose relating to the operation or maintenance of the Property, or (e) during the last 9 months of the Term to exhibit the Premises to any prospective tenant, all provided that the Landlord shall (1) give the Tenant at least 24 hours' prior notice of its intention to enter the Premises (unless doing so is impractical or unreasonable because of emergency), and (2) use reasonable efforts to avoid interfering with the Tenant's use and enjoyment thereof. Tenant shall have the right to lock off and secure the elevators and stairwells which service all floors on which Tenant occupies 100% of the rentable space, provided that Tenant shall at no time violate any applicable county fire and safety regulations, including any such regulations which require emergency access to the space, and further provided that Landlord is given keys, security card(s) or another appropriate method of access.

                           ARTICLE VIII - CASUALTIES

         Section 8.01 General. If the Premises or Building are damaged by fire or other casualty during the Term, then the following shall apply:

                          (A)     The Landlord shall restore the Premises or
Building with reasonable promptness, taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, to substantially the same condition as existed immediately before such casualty. Landlord may temporarily enter and possess any or all of the Premises for such purpose. The Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned or installed by the Tenant.

                          (B)     The times for commencement and completion of
any such restoration shall be extended for the period of any delay arising due to force majeure causes beyond the Landlord's control. If the Landlord undertakes to restore the Premises or Building, but such restoration cannot be accomplished within 210 days after the date of casualty, as determined by estimate of Landlord upon such casualty, then Tenant may terminate this lease by giving written notice thereof to the Landlord within 15 days after receipt of such estimate from Landlord.

                          (C)     From the time of such casualty to the
completion of restoration as described above, Tenant's rental obligations shall be abated proportionately from that portion of the Premises which is rendered untenantable as a result of the casualty. However, if more than 75% of the Premises are rendered untenantable by such casualty, then, at Tenant's option, the entire Building shall be deemed untenantable, and such rent abatement shall apply to the entire Building (except with respect to any space actually used by Tenant).

         Section 8.02 Substantial Destruction. Anything contained in the foregoing provisions of this section to the contrary notwithstanding:

                          (A)     If during the Term the Building is so damaged
by fire or other casualty that (a) either the Premises or the Building are rendered substantially unfit for occupancy, or (b) the Building is damaged to the extent that the Landlord elects to demolish the Building, or if any mortgagee or lender requires that any material portion or all of the insurance proceeds issued on account thereof be used to retire any material portion or all of the debt secured by its mortgage, then in any such case the Landlord may elect to terminate this Lease as of the date of such casualty by giving written notice thereof to the Tenant within 60 days after the date of such casualty; and

                          (B)     In such event, (1) the Tenant shall pay to
the Landlord the Base Rent and any Additional Rent payable by the Tenant hereunder and accrued through the date of such casualty, (2) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such casualty, and (3) the Landlord may enter upon and repossess the Premises 30 days after notice to Tenant.

         Section 8.03     Tenant's Negligence.  Subject to the provisions of
Section 4.03 hereof, if any such damage to the Premises, the Building or Property are caused by or result from the negligent or intentional act or omission of the Tenant or any of its employees, contractors, agents, invitees or licensees, then (a) the Rent shall not be abated or apportioned as aforesaid, and (b) the Tenant shall pay to the Landlord upon demand, as Additional Rent, if and only to the extent not paid by insurance, the cost of
(i) any repairs and restoration made or to be made as a result of such damage, or (ii) (if the Landlord elects not to restore the Building) any damage or loss which the Landlord incurs as a result of such damage.

                           ARTICLE IX - CONDEMNATION

         Section 9.01 Right to Award. If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award or consideration for such conveyance, without deduction therefrom for any leasehold or other estate held by the Tenant under this Lease. The Landlord shall be entitled to conduct any condemnation proceeding and any settlement connected therewith free of interference from the Tenant, and the Tenant hereby waives any right which it has to participate therein. However, the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of any such Condemnation.

         Section 9.02 Effect of Condemnation. If (a) all of the Premises are covered by a Condemnation, or (b) any part of the Premises is covered by a Condemnation and the remainder is insufficient for the reasonable operation of the Tenant's business, or (c) any of the Building is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, or (d) any of the rest of the Property is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to continue to operate the remainder of the Property thereafter, then, in any such event, the Term shall terminate on the date on which possession of the property covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including any Additional Rent and other charges payable hereunder) shall be apportioned and paid to such date. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

         Section 9.03 Interruption. If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's ability to use the Premises, or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.

                       ARTICLE X - ASSIGNMENT/SUBLETTING

         Section 10.01 Actions Covered. Any assignment by Tenant of this Lease or its rights hereunder, any subletting of the Premises and any license, mortgage, pledge or other transfer of any part of the Premises or any of Tenant's interests therein or under this Lease shall all be referred to hereinafter as a "Transfer." Furthermore, the sale, assignment or other transfer of any direct or indirect controlling interest in the Tenant (if a corporation), the sale, assignment or other transfer of any general partnership interest in Tenant (if a partnership), the sale of substantially all of Tenant's assets, and the merger or consolidation of Tenant into another organization, after which Tenant shall not be the surviving corporation or partnership, shall each be considered a "Transfer" for the purposes of this Lease.

         Section 10.02 Restrictions. Tenant shall not Transfer this Lease or the Premises without first obtaining the Landlord's prior written consent thereto, which consent shall not be unreasonably withheld. In the event that Tenant proposes any Transfer, Tenant shall notify Landlord in writing at least 30 days before the date on which the Transfer is to be effective and, as included with such notice, furnish Landlord with (i) the name of the entity receiving such Transfer (the "Transferee"), (ii) a detailed description of the business of the Transferee, (iii) financial statements of the Transferee prepared in accordance with GAAP applied on a consistent basis, which shall be audited if audited statements are available, (iii) all written agreements governing the Transfer, and (iv) any other information reasonably requested by the Landlord with respect to the Transfer or the Transferee. In addition, Tenant shall reimburse to Landlord its legal fees and any other out-of-pocket expenses incurred in connection with the review and processing of such documentation, up to an amount of $1,500. Landlord shall respond to Tenant's request for approval or disapproval of the Transfer within 20 days after Landlord receives the request and all documents and information required above. Notwithstanding the foregoing, Landlord's consent shall not be required for any Transfer to an entity which is a parent, subsidiary or other affiliate of Landlord or to any corporation which has, at the time of the Transfer, a stockholder's equity equal to the stockholder's equity of the Tenant at the same point in time (as calculated in accordance with GAAP), provided that Tenant furnishes Landlord with the information regarding such Transfer which is required above for all Transfers.

         Section 10.03 Liability to Landlord. Tenant hereby agrees that notwithstanding anything in this Lease to the contrary, and regardless of whether or not Landlord's consent is required hereunder, no Transfer shall be valid or effective unless and until the Transferee agrees in a written document, in form and substance reasonably satisfactory to Landlord, that the Transferee shall (1) in the case of a subletting of any part of the Premises, observe and perform all duties, obligations and liabilities of the Tenant under the terms of this Lease as such terms relate to the space subleased, or (2) in the case of all other Transfers, observe and perform all duties, obligations and liabilities of the Tenant under the terms of this Lease. In addition, no Transfer of any kind, regardless of whether or not Landlord's consent thereto is required hereunder, shall serve to relieve or release the Tenant in any way from full and direct liability for the timely performance of all of the Tenant's duties and obligations under this Lease.

         Section 10.04 Excess Rents. In the event that Tenant effects any Transfer to a third party entity which is not affiliated with Tenant and at any time receives rent and/or other consideration on a periodic basis which exceeds that which Tenant is obligated to pay to Landlord hereunder, Tenant shall pay to Landlord 50% of such excess rent or other consideration, after recovering the leasing commissions, tenant improvement costs and any other out-of-pocket costs of consummating such Transfer, when and as received by Tenant.

         Section 10.05 Landlord's Transfers. Landlord shall have the unrestricted right to assign or transfer its interest in this Lease to purchasers of the Building, to holders of mortgages or deeds of trust on the Building, or to any other party, and upon the assumption by any such party of the obligations of Landlord hereunder, Landlord shall be released from all duties, obligations and liabilities arising hereunder after the assignment or transfer becomes effective. Landlord shall endeavor to give Tenant 30 days' prior notice of such assignment or transfer.

                        ARTICLE XI - RULES & REGULATIONS

         Section 11.01 Landlord's Rules. The Landlord shall have the right to impose and subsequently modify, from time to time, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations") having uniform applicability to all tenants of the Building (subject to the provisions of their respective leases) and governing their use and enjoyment of the Building and the remainder of the Property. The Tenant and its agents, employees, invitees and licensees shall comply with such Rules and Regulations after receiving notice thereof. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit C.

                         ARTICLE XII - MORTGAGE LENDERS

         Section 12.01 Subordination. This Lease shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, ground lease and/or other similar instrument covering any or all of the Premises or the Property, and each renewal, modification or extension thereof (each of which referred to as a "Mortgage"), all automatically and without the necessity of any further action by either party hereto, provided, however, that in the event the beneficiary or ground lessor under any such Mortgage (referred to as a "Mortgagee") succeeds to the interest of Landlord hereunder through foreclosure or otherwise, such Mortgagee shall honor this Lease and not disturb Tenant in its possession of the Premises except upon an Event of Default (defined in Section 14.01 below). In addition, Tenant shall attorn to any such Mortgagee and agrees that such Mortgagee shall not be liable to Tenant for any defaults by Landlord under this Lease or for any other event occurring prior to such Mortgagee's succeeding to the interest of Landlord hereunder. Upon request of either party hereto, the parties shall use commercially reasonable efforts to obtain from any Mortgagee a separate written agreement setting forth the foregoing rights of subordination, non-disturbance and attornment. Landlord represents to Tenant that as of the date hereof, the Property is not subject to any debt.

         Section 12.02 Written Agreement. The Tenant shall, within 10 days after request by the Landlord or any Mortgagee, execute, acknowledge and deliver such further instrument as is requested by Landlord or any Mortgagee to acknowledge the rights of the parties described in Section 12.01 above and providing such other information and certifications as is reasonably requested. Any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the land records of the jurisdiction in which the Property is located.

         Section 12.03 Estoppel Certificate. Landlord and Tenant shall each, from time to time within 10 business days after request by the other (or any Mortgagee), execute, acknowledge and deliver (or, at the Landlord's request, to any existing or prospective purchaser, assignee or Mortgagee) a written certification (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification, stating the nature of such modification), (b) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid, (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder, (d) that the Tenant has accepted possession of the Premises and all improvements thereto are as required hereunder, and the date on which the Term commenced, (e) as to whether, to the best knowledge, information and belief of the party executing the certificate, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default), and (f) as to any other fact or condition reasonably requested. Any such certificate may be relied upon by the Landlord and any such other party to whom the certificate is directed.

                     ARTICLE XIII - ENVIRONMENTAL COVENANTS

         Section 13.01 Definition. For purposes of this Lease, the term "Hazardous Substances" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), as amended from time to time, and regulations promulgated thereunder,
(ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), as amended from time to time, and regulations promulgated thereunder,
(iii) any "oil, petroleum products, and their by-products" as defined by the Maryland Environment Code Ann. Section 411(3)(I), as amended from time to time, and regulations promulgated thereunder, (iv) any

"controlled hazardous substance" or "hazardous substance" as defined by the Maryland Environment Code Ann., Title 7, subtitle 2, as amended from time to time, and regulations promulgated thereunder, (v) any "infectious waste" as defined by the Maryland Environment Code Ann. Section 9-227, as amended from time to time, and regulations promulgated thereunder, (vi) any explosives, flammable substances, radioactive materials, asbestos in any form, paint containing lead, materials containing urea formaldehyde, polychlorinated biphenyls, or any other hazardous, toxic or dangerous substances, wastes or materials, and (vii) any other substance which by any federal, state or local law or regulation requires special use, storage, handling or disposal.

         Section 13.02 Prohibitions. Tenant hereby covenants and agrees as follows:

                          (A)     In the event Tenant plans to store, use or
otherwise handle any Hazardous Substances at the Premises, Tenant shall notify Landlord in writing with a description of the relevant substance, the nature of the activity to be undertaken, Tenant's plans for proper securing and disposal of the substance, and any other information requested by Landlord.

                          (B)     Any storage, use, disposal or other handling
of Hazardous Substances shall be conducted strictly in accordance with any and all federal, state and local laws and regulations applicable thereto. Tenant shall obtain and maintain in full force and effect at all times any licenses, permits or other approvals for such activities.

                          (C)     Upon request of Landlord, Tenant shall
provide copies of all documentation verifying the legal and authorized nature of the Tenant's handling of the Hazardous Substance and any other records held by Tenant with respect thereto.

                          (D)     At all times, Tenant shall permit the
Landlord or its representatives to monitor the compliance by Tenant with all applicable laws and regulations through inspections, testing or other methods.

                          (E)     Tenant shall take any and all steps to
protect the value and marketability of the Property, which steps shall include the proper securing of any Hazardous Substances legally handled at the Premises by Tenant, the safe handling of such Substances, and the immediate remediation of the consequences following any accident or other adverse circumstances.

         Section 13.03 Inspection. Landlord, in addition to its other rights under this Lease, may enter upon the Premises at any time for the purposes of inspecting to determine whether the Premises or the environment have become contaminated with Hazardous Substances. In the event Landlord discovers the existence of any such contamination due to fault or other act of Tenant or its agents, employees, invitees or licensees, Tenant shall reimburse Landlord upon demand for the costs of such inspection, sampling and analysis.

         Section 13.04 Indemnification. Without limiting the above, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation attorneys' fees and the costs of any required or necessary repair, cleanup or detoxification, arising out of or in any way connected with the existence, use, manufacture, storage or disposal of Hazardous Substances by Tenant or its employees, agents, invitees, licensees or contractors on, under or about the Premises, the Building or the Property. The indemnity obligations of Tenant under this clause shall survive any termination of this Lease.

         Section 13.05 Representation. Except as may be disclosed in the Environmental Property Evaluation of Airport Square III dated March 6, 1996 prepared by Environmental Management Group, Landlord hereby represents to Tenant that to the best of Landlord's knowledge, as of the date hereof, the Premises do not contain any Hazardous Substances requiring remediation under applicable law. Landlord shall indemnify and hold harmless Tenant from and against any and all claims, judgments, losses, liabilities, damages, costs and expenses, including without limitation attorney's fees and the costs of any required or necessary repair, cleanup or detoxication, arising out of or in any way connected with the existence, use, manufacture, storage or disposal of Hazardous Substances on, under or about the Premises, the Building or the Property by Landlord, provided, however, that the foregoing indemnification shall not apply to any claims, judgments, losses, liabilities, damages, costs or expenses attributable to Hazardous Substances to the extent that Tenant has contributed to or exacerbated the condition or quantity of such Hazardous Substances or any damage or injury resulting therefrom. Landlord shall also indemnify and hold harmless Tenant from and against any and all judgments and reasonable defense costs in connection with any lawsuit or administrative enforcement action brought against Tenant by a governmental agency or authority or private party (other than a Tenant Affiliate) seeking remediation or contribution towards the cost of remediation of Hazardous Substances placed in or at the Premises by any person or entity (other than Landlord, Tenant or a Tenant Affiliate) prior to the entry onto the Property of Tenant or any of its employees, agents, invitees, licensees or contractors, provided, however, that the forgoing indemnification shall not' apply to any "judgments or reasonable defense costs attributable to Hazardous Substances where, in violation of any provision of this Lease including, without limitation, any provision of this
Article XIII, Tenant has contributed to or exacerbated the condition or quantity of such Hazardous Substances or any damage or injury resulting therefrom. Landlord shall have the right to conduct the defense of Tenant against any asserted liability within the scope of Landlord's indemnifications with an attorney of Landlord's choice. As used in this Section 13.05, the term "Tenant Affiliate" shall mean and include any affiliate, agent, employee, contractor, licensee or invitee of Tenant or of any affiliate of Tenant. As used in the preceding sentence, the term "affiliate" shall mean any person or entity which, either directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, Tenant. The indemnify obligations of Landlord under this Section 13.05 shall survive any termination of this Lease.

                       ARTICLE XIV - DEFAULT AND REMEDIES

         Section 14.01 Defaults. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

                          (A)     If the Tenant fails to (1) pay any Rent or
any other sum which it is obligated to pay by any provision of this Lease, when and as due and payable hereunder, or (2) perform any of its other obligations under the provisions of this Lease; or

                          (B)     If the Tenant or any guarantor of this Lease
(1) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (2) is subject to a petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (3) makes an assignment for the benefit of its creditors, (4) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law,
(5) performs any other act of bankruptcy, or (6) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding.

         Section 14.02 Grace Period. Anything contained in the provisions of this article to the contrary notwithstanding, on the occurrence of an Event of Default, the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or applicable law unless and until:

                          (A)     The Landlord has given written notice thereof
to the Tenant, and

                          (B)     The Tenant has failed, (l) if such Event of
Default consists of a failure to pay money, to pay all of such money within 5 days after such notice, or (2) if such Event of Default consists of something other than a failure to pay money, to fully cure such Event of Default within 15 days after such notice or, if such Event of Default cannot be cured within 15 days and Tenant commences to cure same within 15 days, to proceed diligently with efforts to cure such Event of Default and to fully cure same within 60 days; all provided, that

                          (C)     No such notice shall be required, and the
Tenant shall be entitled to no such grace period, (1) if the same Event of Default occurs more than twice during any 12 month period, or (2) in the case of any Event of Default enumerated in the provisions of subsection (B) in
Section 14.01 above.

         Section 14.03 Remedies. Upon the occurrence of any Event of Default, the Landlord may (subject to Section 14.02 above) take any or all of the following actions:

                          (A)     Sell at public or private sale all or any
part of the fixtures, equipment, inventory and other tangible personal property belonging to Tenant (but not any intangible personal property or any confidential business records) in which the Landlord has a lien by grant from Tenant, statute or otherwise, at which sale Landlord shall have the right to become the purchaser upon being the highest bidder, and apply the proceeds of such sale, first, to the payment of all costs and expenses of seizing and storing such property and conducting the sale (including all attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) that for Rent, which may be or may become due from Tenant to Landlord, and, third, to pay Tenant any surplus remaining after all indebtedness of Tenant to Landlord including expenses has been fully paid;

                          (B)     Perform on behalf of and at the expense of
Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, with prior notice to Tenant, the total cost of which by Landlord, together with interest thereon at the rate of 18% per annum from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand;

                          (C)     With or without terminating this Lease and
the tenancy created hereby, reenter the Premises with or without court action or summary proceedings, remove Tenant and all other persons and property from the Premises, and store any such property in a public warehouse or elsewhere at the costs of and for the account of Tenant, all without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

                          (D)     With or without terminating this Lease, and
from time to time, make such improvements, alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions (which may include concessions, free rent and/or improvements) as Landlord in its sole discretion may deem advisable; and, upon each such reletting, all rentals received by Landlord shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of all costs and expenses of such reletting (including but not limited to brokerage fees, reasonable attorneys' fees and costs of improvements, alterations and repairs attributable to the unexpired Term of this Lease), third, to the payment of all Rent due and unpaid hereunder, and the balance, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder;

                          (E)     Enforce any provision of the Lease or any
other agreement between the parties by injunction, temporary restraining order or other similar equitable remedy; and/or

                          (F)     Exercise any other legal or equitable right
or remedy which it may have by law or otherwise.

                          No reentry or taking possession of the Premises by
Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding that Landlord may have re-leased the Premises without termination, Landlord may at anytime thereafter elect to terminate this Lease for any previous default. If the Premises or any part thereof is re-leased, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting. No action taken by the Landlord under the provisions of this section shall operate as a waiver of any right which the Landlord would otherwise have against the Tenant for the Rent hereby reserved or otherwise, and the Tenant shall at all times remain responsible to the Landlord for any loss and/or damage suffered by the Landlord by reason of any Event of Default. However, nothing in this Lease shall restrict or prohibit Tenant from taking any legal action of any kind to protect its rights available by virtue of this Lease or applicable law, all of which rights are reserved by Tenant in all respects.

         Section 14.04 Damages. Upon any Event of Default, Tenant shall remain liable to the Landlord for the following amounts: (a) any Rent of any kind whatsoever which may have become due with respect to the period in the Term which has already expired, (b) all Rent which becomes due during the remainder of the Term, (c) all costs, fees and expenses incurred by Landlord in leasing the Premises to others from time to time, including but not limited to leasing commissions, construction and other build-out costs, design and permitting costs and the like, and (e) all costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including but not limited to attorneys' fees and court costs. All such amounts shall be due and payable immediately upon demand by Landlord and shall bear interest at 18% per annum until paid. Furthermore, at Landlord's option, Tenant shall be obligated to pay, in lieu of item (b) above in this Section 14.04, an amount (the
"Substitute Amount") which is equal to (i) the present value of all Rent which would become due during the remainder of the Term, including all Additional
Rent which shall be deemed to continue and increase over such remainder of the Term at the average rate of increase occurring over the then-expired portion of the Term, with such present value to be determined by discounting at an annual rate of interest which is equal to the bond- equivalent yield for the most recent auction of U.S. Treasury Bills with a 1-year maturity, minus (ii) the fair market rental value of the Premises for the remainder of the Term, as determined by independent real estate professional selected by Landlord.
Tenant and Landlord acknowledge and agree that payment to Landlord of the foregoing Substitute Amount a reasonable forecast of the actual damages which will be suffered by Landlord in case of an Event of Default by Tenant, which actual damages are otherwise difficult or impossible to ascertain, and therefore such payment constitutes liquidated damages and not a penalty. Any suit or action brought by Landlord to collect any such liquidated damages shall not in any manner prejudice any other rights or remedies of Landlord hereunder.

         Section 14.05 Landlord's Lien. Tenant hereby grants to Landlord an express first and prior contract lien and security interest on all fixtures, equipment, inventory and other property (except for intangible personal property, such as patents and trademarks) owned by Tenant which may be placed in the Premises or affixed or attached thereto and also upon all proceeds of any insurance which may be issued on account of damage to any such property. All exemption laws are hereby waived in favor of said lien and security interest benefiting Landlord. This lien and security interest is given in addition to any statutory lien benefiting Landlord and shall be cumulative thereto or alternative thereto as elected by Landlord at any time. Landlord shall, in addition to all of its rights under the Lease, also have all of the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the Premises are located. Notwithstanding the foregoing, the foregoing lien and security interest shall be automatically subject and subordinate to any lien and security interest granted by Tenant in order to secure the repayment of loans made to Tenant. Landlord shall, upon request, execute and deliver any separate agreement reasonably requested in order to provide evidence of such subordination.

         Section 14.06 Waiver of Jury Trial. All parties hereto, both the Landlord and Tenant as principals and any guarantors, hereby release and waive any and all rights provided by law to a trial by jury in any court or other legal proceeding initiated to enforce the terms of this Lease, involving any such parties, or connected in any other manner with this Lease.

                          ARTICLE XV - QUIET ENJOYMENT

         Section 15.01 Covenant. Landlord hereby covenants that the Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy throughout the Term the Premises and such rights as the Tenant may hold hereunder with respect to the remainder of the Property.

                             ARTICLE XVI - NOTICES

         Section 16.01 Notices. Any notice, demand or other communication to be provided hereunder to a party hereto shall be (a) in writing, (b) deemed to have been given (i) three (3) days after being sent in the United States mails, postage prepaid and certified, return receipt requested, (ii) one day after being sent by overnight courier, or (iii) immediately upon its actual delivery, and (c) addressed to the Premises and to the attention of Vice President and General Counsel if directed to the Tenant, or addressed to c/o Allegis Realty Investors, 242 Trumbull Street, Hartford, CN, Attn: Asset Manager - Airport Square, if directed to the Landlord.

                             ARTICLE XVII - GENERAL

         Section 17.01 Entire Agreement. This Lease represents the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior written or oral negotiations, representations, warranties, statements or agreements between the parties hereto as to the same.

         Section 17.02 Amendment. This Lease may be amended by and only by a written instrument executed and delivered by each party hereto.

         Section 17.03 Applicable Law. This Lease shall be given effect and construed by application of the law of the state in which the Property is located.

         Section 17.04 Waiver. Neither the Landlord nor the Tenant shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing, and no delay or omission by either such party in exercising any such right shall be deemed to be a waiver of its future exercise. No such waiver as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or any other such right.

         Section 17.05 Time of Essence. Time shall be of the essence of this Lease.

         Section 17.06 Headings. The headings of the articles, subsections, paragraphs and subparagraphs hereof are provided herein only for convenience of reference and shall not be considered in construing their contents.

         Section 17.07 Severability. No determination by any court, governmental body or otherwise that any provision of this lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision or such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

         Section 17.08 Successors and Assigns. This Lease shall be fully binding upon the parties hereto and each of their respective successors and assigns. Whenever two or more parties constitute the Tenant, all such parties shall be jointly and severally liable for performing the Tenant's obligations hereunder.

         Section 17.09 Commissions. Each party hereto hereby represents and warrants to the other that in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except for W.C. Pinkard & Co. and its cooperating broker, Casey & Associates (the "Broker"). Each party hereto shall indemnify the other against any inaccuracy in such party's representation. Landlord hereby agrees that it shall pay a commission to the Broker according to a separate agreement. The parties acknowledge and agree that the Broker shall be a third party beneficiary of the foregoing covenants.

         Section 17.10 Recordation. This Lease may not be recorded among the land records or among any other public records, without the Landlord's prior written consent.

         Section 17.11 Perpetuities. If the rule against perpetuities would invalidate this Lease or any portion hereof, or would limit the time during which this Lease shall be effective, due to the potential failure of an interest in property created herein to vest within a particular time, then notwithstanding anything to the contrary herein, each such interest in property must vest, if at all, before the passing of 21 years from the date of this Lease, or this Lease shall become null and void upon the expiration of such 21 year period and the parties shall have no further liability hereunder.

         Section 17.12 Liability Limitation. Landlord's maximum liability hereunder shall be limited to the value of Landlord's equity interest in the Building. Any liability of Landlord hereunder shall be without recourse to any trustee, director, officer, employee, representative, asset manager, investment advisor or agent of Landlord, all of whom shall have no personal liability in any connection with this Lease.

         Section 17.13 Authority. Each party, as well as any entities and/or individuals executing this Lease on behalf of such party, represents and warrants to the other that the execution, delivery and performance of this Lease have been duly authorized by all required corporate, partnership or other action on the part of such party, and this Lease constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

         Section 17.14 Exhibits. Each exhibit, addendum or other attachment hereto is hereby made a part of this Lease having the full force of all other provisions herein.

         IN WITNESS WHEREOF, each party hereto has executed this Lease under seal on the day and year written first above.



LANDLORD:                            AETNA LIFE INSURANCE COMPANY
                                     By:  Aliegis Realty Investors LLC
                                     Its: Investment Advisor and Agent
/s/ BILL NIKOLIS                     By:    /s/ JAMES M. FISHMAN
----------------------                  -----------------------------------
Witness                                Name:   James M. Fishman
                                              -----------------------------
                                       Title:  Senior Vice President
                                             ------------------------------


TENANT:                              CIENA CORPORATION


/s/ ERIC GEORGATOS                   By: /s/ JOSEPH R. CHINNICI
----------------------                  -----------------------------------
Witness                                Name:     Joseph R. Chinnici
                                                ---------------------------
                                       Title:    Chief Financial Officer
                                             ------------------------------

                                    JOINDER


The undersigned, Trustee pursuant to Trust Agreement dated March 28, 1996, the beneficiary of which is the Landlord named in the foregoing Lease, joins hereinbelow to subject its interest in the Property, as title owner of the Property, to the Lease, but not for the purpose of creating any obligations or liability for such Trustee thereunder.



TRUSTEE:                           THE TITLE GUARANTEE COMPANY



/s/ GAIL M. MARIGELS               By:  /s/ CATHERINE S. JENKINS
---------------------------           ----------------------------------
Witness                              Name:   Catherine S. Jenkins
                                            ----------------------------
                                     Title:  Assistant VP
                                           -----------------------------